                                                                       EXHIBIT 2



                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                            DIGI INTERNATIONAL INC.,

                              ION ACQUISITION INC.,

                            INSIDE OUT NETWORKS, INC.

                                       AND

                                     OTHERS


                         DATED AS OF SEPTEMBER 26, 2000

                                TABLE OF CONTENTS


RECITALS.....................................................................................1

ARTICLE I  The Merger; Effective Time; Closing...............................................1
 1.1    The Merger...........................................................................1
 1.2    Effective Time.......................................................................2
 1.3    Closing..............................................................................2

ARTICLE II  Articles and By-Laws of the Surviving Corporation................................2
 2.1    The Articles.........................................................................2
 2.2    The By-Laws..........................................................................2

ARTICLE III..................................................................................3

Directors and Officers of the Surviving Corporation..........................................3
 3.1    Directors............................................................................3
 3.2    Officers.............................................................................3

ARTICLE IV Merger Consideration; Conversion of ION Shares in the Merger; Stock Options.......3
 4.1    Merger Consideration.................................................................3
 4.2    Subordinated Debentures..............................................................4
 4.3    Payment..............................................................................4
 4.4    Contingent Payment...................................................................5
 4.5    Reports and Disputes................................................................12
 4.6    Dissenting Shares...................................................................15
 4.7    Adjustment of Purchase Price........................................................15

ARTICLE V Representations and Warranties of ION.............................................16
 5.1    Organization and Qualification......................................................16
 5.2    Capitalization......................................................................17
 5.3    Authority Relative to this Agreement................................................18
 5.4    No Conflict, Required Filings and Consents..........................................18
 5.5    Compliance..........................................................................19
 5.6    Financial Statements................................................................19
 5.7    Absence of Certain Changes or Events................................................19
 5.8    Absence of Litigation...............................................................20
 5.9    Employee Benefit Plans..............................................................21
 5.10   Labor Matters.......................................................................22
 5.11   Real Property and Leases............................................................23
 5.12   Proprietary Information of Third Parties............................................23
 5.13   Trademarks, Patents and Copyright...................................................24
 5.14   Taxes...............................................................................24
 5.15   Environmental Matters...............................................................25
 5.16   Certain Interests...................................................................25



 5.17   Material Contracts..................................................................26
 5.18   Officers............................................................................27
 5.19   Employees...........................................................................27
 5.20   Customer Inventories................................................................28
 5.21   Brokers.............................................................................28
 5.22   Survival of Representations and Warranties and Indemnity............................28

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF DIGI AND MERGER SUB............................28
 6.1    Organization and Qualification......................................................28
 6.2    Authority Relative to this Agreement................................................29
 6.3    No Conflict; Required Filings and Consents..........................................29
 6.4    Ownership of Merger Sub; No Prior Activities; Assets of Merger Sub..................30
 6.5    Financial Resources.................................................................30
 6.6    Brokers.............................................................................30

ARTICLE VII CERTAIN COVENANTS...............................................................31
 7.1    Confidentiality.....................................................................31
 7.2    Shareholders Meeting................................................................31
 7.3    Reasonable Efforts..................................................................31
 7.4    Certificates........................................................................31

ARTICLE VIII CONDITIONS TO CLOSING..........................................................31
 8.1    Conditions to Obligation of Digi and Merger Sub to Close............................31
   (a)  Representations and Warranties......................................................31
   (b)  Observance and Performance..........................................................31
   (c)  No Adverse Change...................................................................32
   (d)  Consents of Third Parties...........................................................32
   (e)  Legal Opinion.......................................................................32
   (f)  Employment Agreements...............................................................32
   (g)  Indemnification Agreement...........................................................32
   (h)  Cancellation Agreements.............................................................32
   (i)  No Legal Actions....................................................................32
   (j)  Proceedings and Documents...........................................................32
   (k)  Closing Documents...................................................................33
 8.2    Conditions to Obligation of ION to Close............................................33
   (a)  Representations and Warranties......................................................33
   (b)  Observance and Performance..........................................................33
   (c)  No Adverse Change...................................................................33
   (d)  Employment Agreements...............................................................33
   (e)  Legal Opinion.......................................................................33
   (f)  Cancellation Agreements.............................................................33
   (g)  No Legal Actions....................................................................33



                                       iii
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

   (h)  Proceedings and Documents...........................................................34
   (i)  Closing Documents...................................................................34

ARTICLE IX MISCELLANEOUS....................................................................34
 9.1    Expenses............................................................................34
 9.2    Notices.............................................................................34
 9.4    Amendments..........................................................................35
 9.5    Waiver..............................................................................35
 9.6    Certain Definitions.................................................................36
 9.7    Publicity...........................................................................40
 9.8    Headings............................................................................41
 9.9    Nonassignability....................................................................41
 9.10   Parties in Interest.................................................................41
 9.11   Counterparts........................................................................41
 9.12   Governing Law.......................................................................41
 9.13   Severability........................................................................41
 9.14   Remedies............................................................................41
 9.15   Entire Agreement....................................................................41
 9.16   Force Majeure.......................................................................42
 9.17   Arbitration.........................................................................42
 9.18   Schedules/Exhibits..................................................................42
 9.19   Interpretations and Definitions.....................................................43


                                       iv
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                                    SCHEDULES

ION DISCLOSURE SCHEDULES:
4.3--Payments
4.4--Contingent Payments
4.4(c)--Individual Contingent Payments
5.1--Organization and Qualification
5.2--Capitalization
5.4--Consents and Approvals
5.6--Financial Statements
5.7--Absence of Certain Changes or Events
5.8--Absence of Litigation
5.9--Employee Benefit Plans
5.10--Labor Matters
5.11(b)(ii) --Leased Real Property
5.13--Trademarks, Patents and Copyright
5.14--Taxes
5.16--Certain Interests
5.17--Material Contracts
5.17(a)(ii)--Customer Sales Agreements
5.18--Officers
5.19--Employees


                                    EXHIBITS
Certificate of Merger........................................................A
Legal Opinion of Bryan Cave LLP..............................................B
Indemnification Agreement....................................................C
Cancellation Agreement.......................................................D
Legal Opinion of Faegre & Benson LLP.........................................E




                                       v
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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is entered into as of September 26, 2000 to be effective as of 12:01 a.m. on October 2, 2000, by and among Digi International Inc., a Delaware corporation ("Digi"), ION Acquisition Inc., a Texas corporation and a direct wholly owned subsidiary of Digi ("Merger Sub"), and Inside Out Networks, Inc., a Texas corporation ("ION") together with all of the holders of the capital stock, options and warrants issued by ION (collectively the "ION Stakeholders").

                                    RECITALS

         WHEREAS, the Board of Directors of Digi, Merger Sub and ION each have determined that it is in the best interests of their respective stockholders for Merger Sub to merge with and into ION upon the terms and subject to the conditions of this Agreement;

         WHEREAS, the ION Stakeholders have concurrently consented in writing in favor of this Agreement and the transactions contemplated hereby in lieu of a special meeting of stockholders of ION;

         WHEREAS, Digi, Merger Sub and ION desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

         WHEREAS, concurrently with the execution of this Agreement, and as a condition thereof, Digi and certain key employees of ION shall enter into employment agreements regarding the terms of employment of each key employee with Surviving Corporation; and

         WHEREAS, concurrently with the execution of this Agreement, and as a condition thereof, the stockholders of Merger Sub and ION have unanimously approved and consented to this Agreement.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, Digi, Merger Sub and ION hereby agree as follows:

                                    ARTICLE I

                       THE MERGER; EFFECTIVE TIME; CLOSING

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), ION and Merger Sub shall consummate a merger (the "Merger") in which (i) Merger Sub shall be merged with and into ION and the separate corporate existence of Merger Sub shall thereupon cease, (ii) ION shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Texas, and
(iii) the separate corporate existence of ION with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." The Merger shall have the effects specified in the Texas Business Corporation Act (the "TBCA").

         1.2 Effective Time. Digi, Merger Sub and ION will cause counterparts of a Certificate of Merger, substantially in the form attached hereto as Exhibit A (the "Certificate of Merger"), to be executed and filed on the date of the Closing (as hereinafter defined) (or on such later date as Digi and ION may agree) with the Secretary of State of the State of Texas. The Merger shall become effective October 2, 2000 (or, if later, at the time the Certificate of Merger shall have been accepted for record by the Secretary of State of the State of Texas) or such other time as Digi and ION may agree and specify in the Certificate of Merger in accordance with Section 10.03 of the TBCA, and such time of effectiveness is hereinafter referred to as the "Effective Time."

         1.3 Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Faegre & Benson LLP, 2200 Wells Fargo Center, Minneapolis, Minnesota, at 10:00 a.m. on September 26, 2000 or (ii) at such other place and/or time and/or on such other date as Digi and ION may agree and the same shall be deemed effective at the Effective Time.

                                   ARTICLE II

                ARTICLES AND BY-LAWS OF THE SURVIVING CORPORATION

         2.1 The Articles. The Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Articles of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the TBCA, except that from and after the Effective Time, Article One of the Articles of Merger Sub shall be amended to be and read as follows:

                      The name of the Corporation shall be Inside Out Networks, Inc.

         2.2 The By-Laws. The By-Laws of Merger Sub in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, until duly amended in accordance with the terms thereof, of the Articles of the Surviving Corporation and of the TBCA.

                                   ARTICLE III
               DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

         3.1 Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, such directors to



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

serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles and By-Laws.

         3.2 Officers. From and after the Effective Time, the officers of the Surviving Corporation shall be as set forth below:

                  Joseph T. Dunsmore               President
                  Stephen E. Popovich              Chief Operating Officer
                  Subramanian Krishnan             Vice President and Treasurer
                  James E. Nicholson               Secretary

Each such officer shall serve until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with the Surviving Corporation's Articles and By-Laws.

                                   ARTICLE IV

                 MERGER CONSIDERATION; CONVERSION OF ION SHARES
                    IN THE MERGER; STOCK OPTIONS AND WARRANTS

         4.1 Merger Consideration. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of ION or warrant holder or option holder of ION, other than to consent to this
Agreement:

                  (a) Each issued and outstanding share of common stock, no par value, of ION ("ION Shares") (other than Dissenting Shares (as defined in Section 4.6)) shall be converted into the right to receive:


                       (i) Initial cash consideration equal to the sum of (the "Per Share Initial Consideration") (A) $6,410,000 as may be adjusted pursuant to Section 4.9 divided by the sum of (1) the number of ION Shares at the Effective Time (2,978,753); plus
                  (2) the number of shares of Series A Preferred (as defined in Section 5.2) issued and outstanding at the Effective Time (1,000,000); plus (3) the number of shares of common stock of ION issuable at the Effective Time upon the exercise or conversion of all warrants to purchase shares of common stock (278,000); plus (4) the number of shares of common stock of ION issuable at the Effective Time upon the exercise or conversion of all stock options, rights, or other securities of ION (307,100), including, in all cases, Dissenting Shares (collectively, the "Fully Diluted Shares") (approximately $1.4045 per share) plus (B) the Aggregate Exercise Amount divided by the Fully Diluted Shares (approximately $0.1044 per share);

                       (ii) a pro rata portion of the purchase price adjustment, if any, pursuant to Section 4.7(b); and

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                       (iii) the contingent right to receive a pro rata portion
                  or none of $8,500,000 in cash pursuant to Section 4.4 hereof (the "Contingent Consideration"), as may be adjusted pursuant to Section 4.7(b).

         All ION Shares issued and outstanding at the Effective Time shall thereafter no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate formerly representing any of such ION Shares (other than Dissenting Shares) shall thereafter represent only the right to the Per Share Initial Consideration, a pro rata portion of the purchase price adjustment, if any, pursuant to
         Section 4.7(b), and a pro rata portion of the Contingent Consideration, if any, pursuant to Section 4.4.

                  (b) Each issued and outstanding share of Series A Preferred (other than Dissenting Shares) shall be automatically converted into and become the right to receive an amount in cash equal to the Per Share Initial Consideration, plus a pro rata portion of the purchase price adjustment, if any, pursuant to Section 4.7(b) plus a pro rata portion of the Contingent Consideration, if any, pursuant to Section 4.4.

                  (c) Each ION share underlying an outstanding option (an "Option") to purchase ION Shares granted under an option agreement with ION and each ION share underlying an outstanding warrant (a "Warrant") to purchase ION Shares shall be automatically converted into and become the right to receive, (i) an amount in cash equal to (A) the difference between the Per Share Initial Consideration and the per share exercise price of such Option or Warrant, as applicable, less (B) the amount of any applicable withholding tax obligations with respect to the payment of the amount of such difference; plus (ii) a pro rata portion of the purchase price adjustment, if any, pursuant to Section 4.7(b), less the amount of any applicable withholding tax obligations; and plus (iii) a pro rata portion of the Contingent Consideration, if any, pursuant to
         Section 4.4, less the amount of any applicable withholding tax obligations.

                  (d) Each share of common stock, $0.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

         4.2 Subordinated Debentures. At or before the Effective Time, the holder of each then-outstanding subordinated debenture shall be entitled, to receive, upon execution of a cancellation agreement, a cash payment from ION in an amount equal to the principal amount thereof and all accrued and unpaid interest.

         4.3      Payment.

                  (a) Prior to the Effective Time, Digi shall deposit in immediately available funds with CitiBank, N.A., or any disbursing agent that is selected by the Securityholder

         Agent (as defined in Section 4.5(h) and reasonably satisfactory to ION (the "Disbursing Agent"), the amount (such amount being hereinafter referred to as the "Cash Fund") of $6,410,000. Except for the sum of $203,000 due Stephen E. Popovich pursuant to Section 4.3(b), on the Closing Date the Disbursing Agent shall make the payments identified on
         Schedule 4.3 by wire transfer or bank cashiers check, as designated thereon, to the applicable persons identified thereon (the "Payment Recipients"), subject to the requirements of paragraph (b) of this
         Section 4.3. Any amount remaining in the Cash Fund six months after the Effective Time may be refunded to the Surviving Corporation at its option; provided, however, that the Surviving Corporation and Digi shall be liable for any cash payments required to be made thereafter pursuant to this Section 4.3(a) and Sections 4.1, 4.4 and 4.7 hereof.

                  (b) Digi shall withhold the sum of $203,000 from the amount otherwise due Stephen E. Popovich pursuant to Section 4.1(a) and one third of that amount ($67,666.67) shall be paid to him by Digi upon each of September 30, 2001, September 30, 2002 and September 30, 2003; provided that, with respect to each such date, he has not voluntarily resigned from the employ of ION or his employment with ION has not been terminated for Good Cause prior to said anniversary date.

         4.4      Contingent Payment.

                  (a) Digi and Surviving Corporation shall pay to each Payment Recipient such person's pro rata portion set forth on Schedule 4.3 ("Contingent Payment Percentage") of the Contingent Consideration over a three year period commencing October 1, 2000, fifty percent of which is attributable to achievement of certain Cumulative Revenue targets for the Earn-Out Period and fifty percent of which is attributable to the achievement of certain Cumulative Operating Income targets for the Earn-Out Period, all in accordance with this Section 4.4 and the Contingent Consideration Matrix contained in Schedule 4.4 (the "Contingent Consideration Matrix").

                  (b) Payment of the Contingent Consideration, to the extent earned, shall be made 30 days after completion of the audited financial statements of Digi for each of the first three fiscal years of Digi commencing with the fiscal year ending on September 30, 2001 (each a "Payment Date"), but in any event not later than January 15th of the following year. Except as provided in Section 4.4(c) below, on a Payment Date each Payment Recipient shall receive his or her Contingent Payment Percentage of the sum of (i) the amount set forth under the heading "Revenue Payout Amount" that corresponds to the amount of Cumulative Revenue recognized by the Surviving Corporation since October 1, 2000 (as may be adjusted as provided herein) set forth in the column entitled "Cumulative Revenue Amount," less the aggregate amount of the Revenue Payout Amounts, if any, received on all previous Payment Dates and (ii) the amount set forth under the heading "Operating Income Payout Amount" that corresponds to the Cumulative Operating Income earned by the Surviving Corporation since October 1, 2000 (as may be adjusted as provided herein) set forth in the column entitled "Cumulative Operating Income Amount," less the aggregate amount of the Operating Income Payout Amounts, if any, received on all previous Payment Dates. The Revenue Payout Amount and Operating Income Payout Amount shall be prorated for Cumulative Revenue achieved and Cumulative Operating Income earned that fall between the dollar amounts set forth on the Contingent Payment Matrix, as adjusted as provided in the notes to the Contingent Payment Matrix. Notwithstanding the foregoing, no portion of Contingent Consideration shall be paid unless the Cumulative Revenue of the Surviving Corporation since October 1, 2000 is at least $10,000,000 and the Cumulative Operating Income of the Surviving Corporation since October 1, 2000 is at least $2,000,000.

                  (c) Each individual set forth on Schedule 4.4(c) shall receive the amounts set forth following his name on the dates set forth on Schedule 4.4(c) so long as before such date such individual has not voluntarily resigned his employment with the Surviving Corporation or his employment with the Surviving Corporation has not been terminated for Good Cause. Any amount paid to such individuals pursuant to this
         Section 4.4(c) shall reduce the amount otherwise payable to such individuals pursuant to Section 4.4(b).

                  (d) "Revenue" is all revenue recognized by the Surviving Corporation, as determined in accordance with GAAP on a basis consistently applied by Digi for all of its business units, except that revenue actually received in transactions in which SAB 101 would require deferred recognition shall be deemed to be recognized in the period in which it is actually received. Revenue from the Surviving Corporation's sales of its products for resale into the distribution channels will be recognized as similar sales income is recognized by Digi on a corporate wide normalized basis. Further, with respect to products or services sold from Surviving Corporation to Digi, or an affiliate of Digi, there shall be added to Revenue the difference between the price Surviving Corporation sells to Digi or an affiliate of Digi and the selling price to third parties by Digi or its affiliates with respect to such goods and services.

                  (e) "Cumulative Revenue" is all Revenue recognized during the Earn-Out Period.

                  (f) "Operating Income" is calculated as Revenue less cost of goods sold and operating expenses of the Surviving Corporation, all as determined in accordance with GAAP on a basis consistently applied by Digi for all of its business units; and

                       (i) shall be reduced by Digi corporate allocations for actual direct services provided by Digi to the Surviving Corporation, pursuant to Digi's standard allocation method for its divisions;

                       (ii) shall be reduced by Digi corporate allocations at Digi's then current labor fringe rate for costs incurred by Digi on behalf of the Surviving Corporation for insurance, including unemployment and workers compensation insurance, and contributions by Digi to employee benefit plans for the employees of Surviving Corporation;

                       (iii) assumes operating expenses will include total lease
                  costs during the applicable period if leases do not meet the GAAP criteria for a capital lease or will include appropriate depreciation and interest expenses related to lease equipment if such leases meet the criteria for a capital lease under GAAP;

                       (iv) assumes that United States federal and state income taxes shall not be taken into account for purposes of determining Cumulative Operating Income; and

                       (v) shall be reduced by the amount of any unrecorded liabilities of ION not included in the Final Report (as defined in Section 4.7).

                  (g) "Cumulative Operating Income" is all Operating Income recognized during the Earn-Out Period.

                  (h) Digi and ION agree that Surviving Corporation shall be operated during the Earn-Out Period as a separate legal entity as follows:

                       (i) Stephen E. Popovich shall be the chief operating officer of Surviving Corporation with the usual and customary authority of a chief operating officer of a corporation, which authority shall include, at a minimum and not exclusively (and without the further need for the consent or approval from the management of Digi or the ION Board of Directors), the following rights:

                             (A) to conduct day-to-day operations of with
                       respect to Surviving Corporation;

                             (B)  to hire and fire employees of Surviving
                       Corporation;

                             (C) to purchase goods and services from third parties independently from Digi;

                             (D) to determine the sales channels to be used in selling the products of the Surviving Corporation and to incur sales and marketing expenses consistent with the limitations contained herein;



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

                             (E)  to make capital purchases for Surviving
                       Corporation in the amount of fifty thousand dollars ($50,000) for individual expenditures but not to exceed three hundred thousand dollars ($300,000) in the aggregate annually;

                             (F) to have full control of the manufacturing and customer support activities of Surviving Corporation; and

                             (G) to determine the product development direction and effort as well as the product mix to be sold by Surviving Corporation and to incur research and development expenses up to the level provided for herein;

                       (ii) Digi shall transfer all of its existing USB products and product development activities to Surviving Corporation and Digi shall not conduct any future product development or sales of USB products, except through Surviving Corporation, provided in all cases, in the event that such existing USB products and product development activities are discontinued, no costs or expenses related thereto shall be borne or allocated to Surviving Corporation for purposes of computing Operating Income (e.g., inventory write-downs or write-offs, employee termination costs, capitalized product or development costs, future support costs, etc.).

                       (iii) All debt for capital expenditures of the Surviving
                  Corporation shall be approved by Digi, through its normal budget approval process.

                       (iv) Surviving Corporation shall have the right to purchase inventory components at levels consistent with three
                  (3) to four (4) turn ratios annually or as otherwise agreed by the parties and any Non-saleable Product will be considered obsolete inventory.

                       (v) During a fiscal quarter the percentage obtained by dividing Surviving Corporation's marketing and sales expenses by Surviving Corporation's sales revenue for such quarter shall not exceed the percentage obtained by dividing the amount of Digi's total marketing and sales expenses for such quarter by Digi's total sales revenue during such quarter.

                       (vi) The terms of any marketing services provided for the benefit of the Surviving Corporation by employees of Digi who do not customarily provide services to the Surviving Corporation will be agreed upon at the beginning of each fiscal year.

                       (vii) Licenses for technology may be granted to third parities; provided that such third parties are not competitors or potential competitors of Digi or Surviving Corporation and provided further that Digi approves any such licenses to competitors or potential competitors prior to the commencement of discussions with such third parties.

                       (viii) Not less than twenty percent (20%) of the revenues
                  of the Surviving Corporation shall be allocated to, and may be used by, Surviving Corporation for research and development activities of the Business to support and enhance existing products and develop new products.

                       (ix) If the Surviving Corporation requires engineering services by employees of Digi who do not customarily provide services to the Surviving Corporation, then Digi shall allocate to the expenses of the Surviving Corporation Digi's then year-to-date fully loaded cost per hour of each employee.

                       (x) If Digi requires engineering services of employees who customarily provide services to Surviving Corporation and Surviving Corporation agrees to provide such services, then Digi shall determine the fully loaded average cost per hour of each employee and credit the Cumulative Revenue of Surviving Corporation an amount equal to five times such cost (the "Engineering Credit") and credit Cumulative Operating Income of Surviving Corporation an amount equal to 20% of the Engineering Credit.

                       (xi) Without the consent of Digi, Surviving Corporation shall not enter into agreements with third parties, including development agreements or licenses to acquire technology, (A) which agreements will result in annual payments of fifty thousand dollars ($50,000) for an individual agreement or three hundred thousand dollars ($300,000) in the aggregate or
                  (B) which agreements have a term that exceeds the term of the Earn-Out Period and the post Earn-Out Period cost of such agreements is expected to exceed $25,000 in the aggregate.

                       (xii) Surviving Corporation may elect to distribute its products through Digi's two tier distribution system into the channel or through Digi's OEM structure for a monthly fee equal to Surviving Corporation' sales revenue times a fraction, the numerator of which is the amount of Digi's North American and OEM sales expenses for the previous quarter and the denominator of which is the total amount of Digi's North American and OEM sales revenue for the previous quarter.



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

                  (i) In the event of a Change of Control of Digi prior to the earlier of September 30, 2003 or the date that the Contingent Consideration has been paid in full, the Securityholder Agent, at his option, either (x) shall continue the provisions of this Agreement with respect to the terms of this Section 4.4 and, in the case of a Change of Control as a result of a sale of all or substantially all of the assets of Digi, the Payment Recipients shall, jointly and severally, release Digi from any obligation to make future payments of the Contingent Consideration pursuant to the terms of this Section 4.4 or
         (y) shall require that Digi and the Surviving Corporation pay the Contingent Consideration Value as calculated pursuant to Section 4.4(i)(ii) on the date of the Change in Control.

                        (i) A "Change in Control" shall be deemed to have occurred upon (X) the occurrence of any person, as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), becoming the "beneficial owner" (as defined in Rule 13d-3 promulgated pursuant to the Exchange
                  Act), directly or indirectly, of securities of Digi having 50% or more of the voting power in the election of directors of Digi except that any merger of the Surviving Corporation with Digi shall not be deemed to be a Change in Control and (Y) a merger or consolidation of Digi with or into any other entity, regardless of whether Digi is the surviving corporation, unless more than 60% of, respectively, the then outstanding shares of common stock of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of Digi or such surviving corporation, and the combined voting power of the then outstanding securities of such surviving corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common shares and the outstanding securities of Digi entitled to vote generally in the election of the board of directors (the "Voting Securities"), immediately prior to such merger or consolidation in substantially the same proportions as was their ownership, immediately prior to such merger or consolidation, of the outstanding common shares and outstanding Voting Securities, as the case may be, except that any merger of the Surviving Corporation with Digi shall not be deemed to be a Change in Control.

                        (ii) "Contingent Consideration Value" shall mean the amount of Contingent Consideration that would be due assuming the same rate of growth of Cumulative Revenue and Cumulative Operating Income of Surviving Corporation from the date of the Change in Control to September 30, 2003, as the rate of growth of Surviving Corporation from the Effective Time to the date of the closing of the Change of Control.

                  (j) The Payment Recipients shall be deemed to have earned the remaining unpaid portion of the Contingent Consideration if at any time during Earn-Out Period:

                        (i) The Surviving Corporation is not continued as a separate corporate entity which is responsible for all of the activities of Digi and its affiliates relating to the Business; or

                        (ii) The ability of Stephen E. Popovich to act as the Chief Operating Officer of the Surviving Corporation (pursuant to the terms of Section 4.4(h)(i) herein) is materially impaired other than by reason of his voluntary resignation, death, disability or termination by Digi for Good Cause; or

                        (iii) Stephen E. Popovich, David Iacovelli, Andrew
                  Frank, Steven Klein, Robert Earle, and Tim Johnson, or any of them, are terminated by Digi or Surviving Corporation for reasons other than for Good Cause or without the consent of Stephen E. Popovich or;

                        (iv) Digi requires the transfer of any of the Key Employees more than ten (10) miles from the current place of business of Surviving Corporation in California; or

                        (v) The current chief executive officer of Digi is no longer employed by Digi and Digi requires the transfer of Stephen E. Popovich more than ten (10) miles from the current place of business of Surviving Corporation in Texas, unless Stephen E. Popovich initiates such transfer.

         In the event that the Contingent Consideration is deemed earned under this section, the same shall paid by Digi within ten days thereof to the persons entitled thereto.

                  (k) The Contingent Payment is personal to each of the Payment Recipients and may not be transferred without the prior written consent of Digi, which consent shall not be unreasonably withheld, for any reason other than by operation of law or by reason of death, incapacity, divorce, or to a trust for the benefit of the initial person entitled thereto or to a member of his or her family. Any attempted transfer of the Contingent Payment right by any holder thereof (other than as set forth in the preceding sentence) shall be null and void.

                  (l) The Contingent Payment shall represent only a right to receive cash from Digi subject to the terms set forth herein. The Contingent Payment shall not possess any attributes of common stock and shall not entitle the Payment Recipients to any right of any kind other than as specifically set forth herein.

         4.5      Reports and Disputes

                  (a) Not later than fifteen (15) days following the end of each calendar month, Digi shall deliver to Securityholder Agent (as defined in Section 4.5(h)) monthly income statements setting forth the results of operations for Surviving Corporation for the applicable monthly period and for the cumulative period from the beginning of the fiscal year through the end of such month, all prepared in accordance with GAAP on a basis consistently applied by Digi for all of its business units (the "Monthly Statements"). The Monthly Statements shall contain such detailed information as can be generated by Digi's accounting software and as may be reasonably requested by the Securityholder Agent from time to time and shall set forth, at a minimum, the Revenue to be recognized for the applicable periods by SKU and by customer and the cost of goods and operating expenses together with any adjustments to such income statement in accordance with Sections 4.4(f)(i) - (v), inclusive.

                  (b) In connection with the making of each payment by Digi to the Payment Recipients under Section 4.3, Digi shall deliver to the Securityholder Agent, at the time of such payment, a Statement of Revenue and Operating Income, based upon Digi's audited financial statements and certified as true and accurate by the Chief Financial Officer of Digi, which shall set forth the Revenue and the Operating Income for the applicable fiscal year ended September 30 together with the requisite detailed information necessary to understand the basis for the computation of Revenue, Operating Income and the Contingent Consideration together with a copy of the relevant financial information used in making such computation and such other information as can be generated by Digi's accounting software and as the Securityholder Agent may reasonably request to verify the accuracy of Digi's Statement of Revenue and Operating Income.

                  (c) Digi's Statement of Revenue and Operating Income shall be conclusive and binding upon the parties hereto unless, within ninety
         (90) days following payment of all or any portion of the Contingent Consideration due to the Payment Recipients (the "Payment Amount"), if any, and the delivery of Digi's Statement of Revenue and Operating Income and other information described in Section 4.5(b), the Securityholder Agent notifies Digi in writing (the "Agent's Notice") that it disagrees with Digi's Statement of Revenue and Operating Income and the Payment due. The Agent's Notice shall include a schedule setting forth the Securityholder Agent's computation of the Payout Amount, together with a copy of any financial information, other than that previously supplied by Digi to the Securityholder Agent, used in making the Securityholder Agent's computation.

                  (d) The Securityholder Agent's computation of the Contingent Consideration under Section 4.5(c) shall be conclusive and binding upon the parties hereto unless, within 20 business days following Digi's receipt of the Agent's Notice, Digi notifies the Securityholder Agent in writing that it disagrees with the Securityholder Agent's computation of the Payout Amount. If Digi disagrees with the Securityholder Agent's computation of the Payout Amount and the parties are unable to agree upon the Payout Amount within fifteen (15) days thereafter, Digi and the Securityholder Agent shall request a national firm of independent certified public accountants mutually agreeable to Digi and the Securityholder Agent to compute the amount of the Payout Amount due as promptly as possible, which computation shall be conclusive and binding upon Digi and all of the Payment Recipients. In the event that Digi and the Securityholder Agent cannot agree on such a national firm of independent certified public accountants, then the names of national accounting firms, exclusive of any such firm which is rendering or has within the past three years rendered services to Digi, the Securityholder Agent or ION or any of their Affiliates, shall be selected by lottery until one such firm is willing to compute the disputed payment for purposes of this Agreement. In the event that such national accounting firm determines that the amount of the additional payment exceeds the cost of the fees of such national accounting firm incurred in making its determination, then Digi shall pay the fees of the such national accounting firm; otherwise, the Payment Recipients bear the cost of such national accounting firm. The obligation of the Payment Recipients to pay any such fees shall be satisfied by reducing the next Payout Amount by the amount of such fees, except that in the event that the Earn-Out Period has terminated or no additional Payout Amounts are earned to offset such fees, then the Payment Recipients shall be joint and severally liable for such fees.

                  (e) In the event that additional Contingent Consideration is to be paid by Digi as a result of any deficiency in the payment when due, the additional amount of Payout Amount shall be paid by Digi to the Payment Recipients within ten business days following the date the amount is finally determined plus interest at a rate equal to ten percent (10%) per annum from the original due date until paid.

                  (f) If Digi fails to perform any of its obligations hereunder or violates the terms of this Agreement, the Securityholder Agent shall give Digi a notice of default specifically setting forth the nature of default, violation or interference ("Default") and stating that Digi shall have a period of thirty (30) days to cure such Default as specified in the notice of default except for a default for the payment of money which must be cured in ten (10) days. If Digi does not cure the specified default within such thirty (30) day period or ten (10) day period, as applicable, or, if such Defaults (other than the payment of money) are curable but are not capable of being cured within such period and Digi has not commenced in good faith to cure such Defaults within such thirty (30) day period and does not thereafter proceed as promptly as is reasonably practicable and continue to promptly take all reasonable steps to cure said default, then the Securityholder Agent may, at his sole discretion, exercise his respective rights to enforce any provision of this Agreement for Default by Digi.

         Furthermore, if such Default is not cured as provided herein (and time is of the essence), then the Securityholder Agent may, at his sole discretion, in addition to any other rights available at law or equity, demand in writing that Digi pay the Payment Recipients the maximum remaining Contingent Consideration contemplated by this Agreement, regardless of the actual Cumulative Revenue or Cumulative Operating Income of the Surviving Corporation and Digi shall pay the same within ten (10) days following such written demand.

                  (g) Digi and ION shall maintain complete and accurate books and records of account relating to the determination of Revenue and Operating Income and all adjustments thereto. Upon reasonable notice, the Shareholders' Agent and his representatives shall have the right to examine and copy the relevant books and records of Digi and ION which are applicable to the determination of Revenue and Operating Income and the working papers of Digi, ION and their accountants and to perform such audit and other procedures as the Shareholders' Agent deems necessary or desirable during normal business hours to verify that appropriate accounting and payments have been made by Digi under this Agreement. Digi will cause its accountants to provide to the Shareholders' Agent and his representatives access to its accountants' working papers. Any fees and expenses incurred by Shareholders' Agent in connection with such inspection, copying, audit or other procedures shall be paid by the Surviving Corporation and shall be a reduction in Operating Income applicable to the period in which the expenses are incurred.

                  (h) In the event that the Merger is approved, effective upon such vote, and without further act of any holder of ION capital stock, Stephen E. Popovich shall be appointed as agent and attorney-in-fact ("Securityholder Agent"), for each Payment Recipient, for and on behalf of the Payment Recipients, to give and receive notices and communications, to object to payments of the Contingent Consideration, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary to appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Payment Recipients from time to time upon prior written notice to Digi; provided that the Securityholder Agent may not be removed unless holders of two-thirds interest in the Contingent Consideration agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest in the Contingent Consideration. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Payment Recipients.

                           (i) The Securityholder Agent shall not be liable for
                  any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Payment Recipients shall jointly and severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel or other advisors retained by the Securityholder Agent.

                           (ii) A decision, act, consent or instruction of the
                  Securityholder Agent shall constitute a decision of all Payment Recipients and shall be final, binding and conclusive upon each of such Payment Recipients, and Digi and the Surviving Corporation may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such Payment Recipients. Digi and the Surviving Corporation are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

         4.6 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of capital stock of ION issued and outstanding immediately prior to the Effective Time that are held by stockholders who have the right (to the extent such right is available by law) to demand and receive payment of the fair value of their shares in the manner provided in Section 5.12 of the TBCA and have not failed to perfect or effectively withdrawn or lost such right under the TBCA, as the case may be, prior to the time provided therefor under the TBCA ("Dissenting Shares") will not be converted into the right to receive the Cash Consideration or the Contingent Consideration; provided, however, that if any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost such right, such share of capital stock shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive the Cash Consideration and the Contingent Consideration, without interest. Digi shall cause the Surviving Corporation to honor its obligations under the TBCA to holders of Dissenting Shares.

         4.7      Adjustment of Purchase Price.

                  (a) Within 30 days after the Closing Date, Securityholder Agent will furnish to Digi an actual balance sheet of ION as of the Effective Time (the "Preliminary Report"). Unless Digi gives written notice to the Securityholder Agent of a good faith objection to any aspect of the Preliminary Report before the close of business on the 20th day after Digi's receipt thereof, the Preliminary Report shall then become binding upon Digi and Surviving Corporation and shall be the "Final Report" and such 20th day shall be the "Final Report Date." If Digi (by written notice before the close of business on such 20th day) objects in good faith to any aspect of the Preliminary Report, Digi and Securityholder Agent shall discuss the objections and, if they reach written agreement amending the Preliminary Report, then the Preliminary Report, as amended by such written agreement, shall become binding and shall become the Final Report and the date of such written agreement shall be the Final Report Date. If Digi and Securityholder Agent do not reach written agreement within 30 days after Digi gives such notice of objection, then the balance sheet of ION as of the Closing shall be submitted to a nationally known independent accounting firm, exclusive of any such firm which is rendering or has within the past three years rendered services to Digi, the Securityholder Agent or ION or any of their Affiliates (the "Neutral CPAs"), who shall determine the balance sheet of ION as of the Closing Date and submit a written statement of such resolution, which statement, when delivered to Digi and Securityholder Agent, shall become binding on Digi, Surviving Corporation and Securityholder Agent. Such statement and the balance sheet of ION as of the Closing Date, as determined, shall be deemed the Final Report and the date on which the Neutral CPAs submit such statement to Digi and Securityholder Agent shall be the Final Report Date.

                  (b) If the liabilities of ION set forth on the Final Report are greater than the net worth of ION calculated based on information contained in the Final Report ("Net Worth"), then the amount of the Contingent Consideration shall be reduced by the amount that such liabilities on the Final Report exceed the Net Worth. If the liabilities of ION set forth on the Final Report are less than the Net Worth, then within five business days of the date of the Final Report, Digi shall pay to the Securityholder Agent, on behalf of the Payment Recipients, the amount by which the Net Worth exceeds the liabilities of ION in the Final Report. If Digi does not pay such amount within 20 days of the delivery of the Preliminary Report, then Digi shall pay interest thereon at a rate equal to Digi's normal borrowing rate computed from the 20th day after delivery of the Preliminary Report to Digi until such amount is paid in full.

                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF ION

         ION hereby represents and warrants to Digi and Merger Sub that as of the Effective Time:

         5.1      Organization and Qualification.

                  (a) ION is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. ION has the requisite power and authority and all necessary permits, licenses and approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

         ION is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary. Set forth in ION Disclosure Schedule 5.1 is a list of each jurisdiction in which ION is qualified to do business as a foreign corporation.

                  (b) ION does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock, options, warrants or other rights to purchase capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

         5.2      Capitalization.

                  (a) The authorized capital stock of ION consists of 5,000,000 ION Shares, no par value and 5,000,000 shares of preferred stock, no par value, of which 1,000,000 shares have been designated Series A Convertible Preferred Stock, no par value ("Series A Preferred"). As of the date hereof, 2,978,753 ION Shares and 1,000,000 shares of Series A Preferred are issued and outstanding, all of which are duly authorized validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. The stockholders, and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities, of ION, and the number of shares of capital stock of ION, and the number of such subscriptions, warrants, options, convertible securities, and other such rights, held by each, and their respective addresses as set forth on the books of ION, are as set forth in ION Disclosure Schedule 5.2. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of ION is as set forth in the organizational documents of each, copies of which have been provided to Digi, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in ION Disclosure Schedule 5.2, (i) no person is known to ION to own any share of capital stock of ION, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire any equity securities or other securities of ION is authorized or outstanding and (iii) there is no commitment by ION to issue shares, subscription, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities, any evidence of indebtedness or asset.

                  (b) There are no outstanding contractual obligations of ION to repurchase, redeem or otherwise acquire any of its capital stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

                  (c) Except as set forth in ION Disclosure Schedule 5.2, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, registration rights agreements, buy-sell agreements, rights of first refusal, co-sale rights, preemptive rights or proxies relating to any securities of ION (whether or not ION is a party thereto).

                  (d) All of the outstanding securities of ION were issued in compliance with all applicable securities laws.

         5.3 Authority Relative to this Agreement. ION has all necessary power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation by ION of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action of ION, and no other corporate proceedings on the part of ION are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by ION. Assuming the due authorization by Digi and Merger Sub, and the due execution and delivery by Digi and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of ION, enforceable in accordance with its terms, subject only to the approval of shareholders of ION, which approval has been obtained.

         5.4      No Conflict, Required Filings and Consents

                  (a) The execution and delivery of this Agreement by ION does not, and the performance of this Agreement by ION will not, (i) conflict with or violate the Articles of Incorporation or By-Laws of ION, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to ION or by which any property or asset of ION is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of ION pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of ION.

                  (b) The execution and delivery of this Agreement by ION does not, and the performance of this Agreement by ION will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for filing and applicable requirements under federal securities laws and state securities or "blue sky" laws and the TBCA.

         5.5 Compliance. Except as to the extent that there is no Material Adverse Effect on ION:

                  (a) ION is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to ION or by which any property or asset of ION is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which ION is a party or by which ION or any property or asset of ION is bound or affected.

                  (b) ION has obtained and is now in possession of all governmental permits, licenses, orders, approvals, concessions, registrations, qualifications, authorizations, permissions and similar filings including, without limitation, those relating to Environmental Laws, occupational safety and health and equal employment practices (the "Permits") that are required for the operation of the business of ION.

                  (c) No notice, citation, summons or order has been issued, no complaint has been filed and no penalty has been assessed which is outstanding or has been resolved by ION during the two years preceding the Closing Date and no investigation or review is pending or threatened by any governmental or other entity with respect to the Permits. The Permits are in full force and effect. To the knowledge of ION, no proposed law, rule, regulation or order exists.

         5.6 Financial Statements. True and complete copies of (i) the audited balance sheets of ION as of September 30, 1998 and 1999, and the related audited statements of income, stockholders' equity and cash flows of ION, together with all related notes and schedules thereto (collectively referred to herein as the "ION Financial Statements") and (ii) the unaudited balance sheet of ION as of June 30, 2000 and the related statements of income (collectively referred to herein as the "ION Interim Financial Statements") have been delivered by ION to Digi and have been attached hereto as ION Disclosure
Schedule 5.6. The ION Financial Statements and the ION Interim Financial Statements and notes, thereto, fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of ION as at the respective dates of, and for the periods referred to, in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have Material Adverse Effect) and the absence of notes (that, if presented, would not differ materially from those included with ION Financial Statements for September 30, 1999). The ION Financial Statements and ION Interim Financial Statements reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements.

         5.7 Absence of Certain Changes or Events. Since June 30, 2000, except as contemplated by this Agreement or as set forth in ION Disclosure
Schedule 5.7, ION conducted its business only in the ordinary course and in a manner consistent with past practice and, since June 30, 2000, there has not been (i) any Material Adverse Change with regard to ION, (ii) any change by ION in its accounting methods, principles or practices, other than changes required by GAAP, (iii) any revaluation by ION of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice and in accordance with GAAP, (iv) any issuance by ION of any stock, bonds or other corporate securities, (v) borrowing of any amount or incurrence of any material obligation or material liability (absolute, accrued or contingent) by ION, except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (vi) discharge or satisfaction of any material lien or material encumbrance or payment of any material obligation or material liability (absolute, accrued or contingent) by ION (other than payment of the debenture), other than current liabilities shown on the ION Interim Financial Statements and current liabilities incurred since the date of the ION Interim Financial Statements in the ordinary course of business, (vii) mortgage, pledge, encumbrance or lien on any of the material assets of ION, tangible or intangible, other than liens for current real property taxes not yet due and payable, (viii) sale, assignment or transfer of any of the material tangible assets of ION except in the ordinary course of business, or cancellation by ION of any material debt or material claim except in the ordinary course of business, (ix) sale, assignment, transfer or grant of any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset of ION, (x) any loss of property or waiver of any right of substantial value, whether or not in the ordinary course of business, (xi) any action by a customer or supplier, the loss of which would have a Material Adverse Effect on ION, to terminate, materially reduce or threaten to terminate its purchases from or provision of products or services to ION, as the case may be, (xii) any entry by ION into any commitment or transaction material to ION, (xiii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of ION or any redemption, purchase or other acquisition of any of its securities, (xiv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of ION, except in the ordinary course of business consistent with past practice, or (xv) any commitment to do any of the foregoing.

         5.8      Absence of Litigation. Except as set forth in ION Disclosure
Schedule 5.8, there is no claim, action, proceeding or investigation pending or, to the knowledge of ION, threatened against ION, or any property or asset of ION, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign. Neither ION nor any property or asset of ION is subject to any order, writ, judgment, injunction, decree, determination or award.

         5.9      Employee Benefit Plans.

                  (a) ION Disclosure Schedule 5.9 lists each Employee Plan that covers any employee of ION, copies or descriptions of all of which have previously been made available or furnished to Digi. With respect to each Employee Plan, ION has provided the most recently filed Form 5500 and an accurate summary description of such plan.

                  (b) ION Disclosure Schedule 5.9 also includes a list of each Benefit Arrangement of ION, copies or descriptions of which have been made available or furnished previously to Digi.

                  (c) Except as set forth on ION Disclosure Schedule 5.9, none of the Employee Plans or other arrangements listed on ION Disclosure
         Schedule 5.9 cover any non-United States employee or former employee of ION.

                  (d) No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan of ION.

                  (e) No Employee Plan of ION is a Multiemployer Plan and no Employee Plan of ION is subject to Title IV of ERISA. ION and its ERISA Affiliates have not incurred nor reasonably expect to incur any material liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA or arising in connection with any complete or partial withdrawal from a Multiemployer Plan.

                  (f) Each Employee Plan of ION which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. ION has furnished to Digi copies of the most recent Internal Revenue Service determination letters with respect to each such plan. Each Employee Plan of ION has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such plan, except for noncompliance which individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on ION.

                  (g) Each Benefit Arrangement of ION has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement of ION, except for noncompliance which individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on ION.

                  (h) With respect to the employees, former employees and beneficiaries of employees or former employees of ION, there are no post-retirement medical, health or life insurance plans in effect, except as required by Section 4980B of the Code. No tax under Section 4980B of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

                  (i) Except as set forth on ION Disclosure Schedule 5.9, all contributions and payments accrued under each Employee Plan and Benefit Arrangement, in each case of ION, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date. Except as disclosed in writing to Digi prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by ION or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that individually or collectively would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

                  (j) There is no contract, agreement, plan or arrangement covering any employee or former employee of ION that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

                  (k) Except as disclosed on ION Disclosure Schedule 5.9 or options which become accelerated by reason of the transactions contemplated hereby, no employee of ION will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

         5.10 Labor Matters. Except as set forth in ION Disclosure Schedule 5.10, (i) there are no controversies pending or, to the knowledge of ION, threatened between ION and any of its respective employees, which controversies have or could have a Material Adverse Effect on ION, (ii) ION is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by ION, nor, to the knowledge of ION, are there any activities or proceedings of any labor union to organize any such employees, (iii) ION has not breached or otherwise failed to comply with any provision of any such agreement or contract and there are no grievances outstanding against ION under any such agreement or contract, (iv) there are no unfair labor practice complaints pending against ION before the National Labor Relations Board or any current union representation questions involving employees of ION, and (v) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of ION, threat thereof, by or with respect to any employees of ION.

         5.11     Real Property and Leases.

                  (a) ION has good and marketable title to all its properties and assets to conduct its business as currently conducted, with only such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect on ION.

                  (b) ION does not own any real property. ION Disclosure
         Schedule 5.11(b)(ii) contains a list of real property leased by ION, the applicable lease agreements, the name of the lessor, the date of the lease agreement and each amendment thereto and the aggregate annual rental or other fee payable under any such lease. Each lease for any parcel of real property leased by ION (i) is free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "Liens"), other than (A) Liens for current taxes and assessments not yet past due, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of ION consistent with past practice, and (D) all matters of record, Liens and other imperfections of title and encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on ION, and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of ION, has any such condemnation, expropriation or taking been proposed.

         5.12 Proprietary Information of Third Parties. To the knowledge of ION, no third party has claimed or has reason to claim that any person employed by or affiliated with ION has (i) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. To the knowledge of ION: (a) no third party has requested information from ION which suggests that such a claim might be contemplated; (b) no person employed by or affiliated with ION has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and (c) no person employed by or affiliated with ION has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of ION, and ION has no reason to believe there will be any such employment or violation. To the knowledge of ION, none of the execution or delivery of this Agreement, or the carrying on of the business of ION as officers, employees or agents by any officer, director or key employee of ION, or the conduct or proposed conduct of the business of ION, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any material noncompetition contract, covenant or instrument under which any such person is obligated.

         5.13     Trademarks, Patents and Copyright. Set forth in ION Disclosure
Schedule 5.13 is a list and brief description of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, domain names and copyrights material to the business of ION as currently conducted, and all applications for such which are in the process of being prepared, owned by or registered in the name of ION, or of which ION is a licensor or licensee or in which ION has any right (and, if applicable, a brief description of the nature of such right). ION owns or possesses adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, domain names, applications for patents, trademarks and service marks, know-how, manufacturing processes, formulae, trade secrets, customer lists and other proprietary rights and information ("Intellectual Property") necessary to the business of ION as currently conducted. To the knowledge of ION, all proprietary technical information developed by and belonging to ION which has not been patented has been kept confidential. Except as disclosed on ION Disclosure Schedule 5.13, ION has not granted or assigned to any other person or entity any right to manufacture or assemble any products of ION. To the knowledge of ION, the conduct of the business of ION as currently conducted does not and will not conflict in any way with any Intellectual Property of any third party that, individually or in the aggregate, could have a Material Adverse Effect on ION. To the knowledge of ION, there are no infringements of any propriety rights owned by or licensed by or to ION which, individually or in the aggregate, could have a Material Adverse Effect on ION. ION has not licensed or otherwise permitted the use by any third party of any proprietary information on terms or in a manner which, individually or in the aggregate, could have a Material Adverse Effect on ION. No claim is pending or, to the knowledge of ION, threatened, to the effect that the operations of ION infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the knowledge of ION, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the knowledge of ION, threatened, to the effect that any such Intellectual Property owned or licensed by ION, or which ION otherwise has the right to use, is invalid or unenforceable by ION, and, to the knowledge of ION, there is no basis for any such claim (whether or not pending or threatened).

         5.14     Taxes.  Except as set forth in ION Disclosure Schedule 5.14:

                  (a) ION has timely filed all Returns required to be filed and paid all Taxes shown as due on such Returns. All such Returns were complete and correct in all material respects. All Taxes with respect to which ION has become obligated have been paid and adequate reserves have been established for all Taxes accrued but not yet payable (including any Taxes arising out of, or in connection with, the transactions contemplated by this Agreement). ION is not currently the beneficiary of any extension of time within which to file any Return. ION has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency. ION is not a party to any Tax sharing or similar agreement with any person.

                  (b) No issues have been raised (and are currently pending) by any taxing authority in connection with any of the Returns filed or required to be filed by ION. All deficiencies asserted or assessments made as a result of any examinations of such Returns have been fully paid, or are fully reflected as a liability in the respective financial statements of ION, or are being contested and an adequate reserve therefor has been established and is fully reflected in the respective financial statements of ION. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of ION. All material elections with respect to taxes affecting ION, as of the date hereof, are set forth in the ION Financial Statements.

         5.15     Environmental Matters.

                 (a) ION has complied in all material respects with all applicable foreign, federal, state and/or local laws (including without limitation case law, rules, regulations, orders, judgments, decrees, permits, licenses and governmental approvals) that are intended to protect the environment and/or human health or safety (collectively, "Environmental Laws").

                  (b) ION has not handled, generated, used, stored, transported or disposed of any substance or waste which is regulated by Environmental Laws, except for reasonable amounts of ordinary office supplies, manufacturing supplies and/or office cleaning supplies which have been used in compliance with Environmental Laws.

                  (c) To the knowledge of ION, there are no "Environmental Liabilities." For purposes of this Section, "Environmental Liabilities" are liabilities which (i) arise out of or in any way relate to ION or any real estate at any time owned, used or leased by ION, or ION's use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, and (ii) arise from or relate to actions occurring (including any failure to act) or conditions existing on or before the Effective Time.

         5.16 Certain Interests.

                  (a) Except as set forth on ION Disclosure Schedule 5.16, none of ION or any affiliate of ION, any officer or director of ION or any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director:

                      (i) has any ownership or financial interest in any
                  competitor, supplier, or customer of ION (other than rights of ownership of securities of a publicly-held corporation amounting to less than one percent of any class of outstanding securities);

                      (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which ION uses in the conduct of its business or otherwise; or

                      (iii) has outstanding any indebtedness to ION.

                  (b) Except as set forth in ION Disclosure Schedule 5.16, ION does not have any liability or any obligation of any nature whatsoever to any officer, director or stockholder of ION, or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or stockholder.

         5.17     Material Contracts.

                  (a) Except for those agreements set forth on ION Disclosure Schedules 5.2, 5.9, 5.10, 5.11(b)(ii), 5.13 and 5.19, ION Disclosure
         Schedule 5.17 lists all other agreements relating to Intellectual Property and each of the following contracts and agreements of ION (such contracts and agreements, together with all contracts or other agreements listed on ION Disclosure Schedules 5.2, 5.9, 5.10, 5.11(b)(ii) and 5.19 to which ION is a party or by which ION or any of its assets are bound, being the "ION Material Contracts"):

                      (i) each distributor, dealer, manufacturer's
                  representative or sales agency agreement which is (A) exclusive as to territory or product line, (B) material to the business of ION, or (C) not terminable on less than 90 days' notice without material cost or other material liability to ION;

                      (ii) each sales agreement with a customer of ION under the terms of which ION is likely to receive more than $50,000 in the aggregate during the calendar year ended December 31, 2000 and which entitles such customer to a rebate or right of set-off, to return any product to ION after acceptance thereof (other than standard warranty returns, the terms of which have been disclosed on ION Disclosure Schedule 5.17(a)(ii)), or which varies in any material respect from ION's standard form agreements;

                      (iii) each agreement with any supplier under the terms of
                  which ION is likely to pay or otherwise give consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 2000 and containing any provision permitting any party other than ION to renegotiate the price or other material terms upon the failure of ION to meet its obligations thereunder or containing any payback or similar provisions;

                      (iv) each agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment, outside the ordinary course of business consistent with past practice and which exceeds $50,000 in the aggregate;

                      (v) each agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any material asset of ION;

                      (vi) each guaranty of any material obligation for borrowed money;

                      (vii) each agreement under which ION has limited or restricted its right to compete in any geographical area or with any person in any respect;

                      (viii) each agreement or group of related agreements with
                  the same party under the terms of which ION is likely to pay consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 2000, and which is not terminable by ION without penalty upon notice of 30 days or less; and

                      (ix) all contracts and agreements the absence of which would have a Material Adverse Effect on ION.

                  (b) To the knowledge of ION, each ION Material Contract (i) is valid and binding on the respective parties thereto and is in full force and effect; and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence.

                  (c) ION has not received any notice of default under, or is in default under or in material breach of, any ION Material Contract and ION does not have any present expectation or intention of not performing any material obligation under any ION Material Contract and, to the knowledge of ION, no party to any ION Material Contract other than ION has breached or intends to breach any ION Material Contract.

                  (d) True and correct copies of all Material Contracts have been heretofore delivered to Digi.

         5.18 Officers. ION Disclosure Schedule 5.18 sets forth a list of the names of the officers of ION, together with the title or job classification of each such person and the total compensation anticipated to be paid to each such person by ION in the calendar year ending December 31, 2000.

         5.19 Employees. No officer or key employee of ION has advised ION (orally or in writing) that he intends to terminate employment with ION. Except as set forth in ION

Disclosure Schedule 5.19 or employment agreements to be entered into as part of the transactions contemplated hereby, no person has an employment or consulting agreement or understanding, whether oral or written, with ION, which is not terminable on notice by ION without cost or other liability to ION.

         5.20 Customer Inventories. No stocking resellers or distributors of ION have inventory greater than four weeks of ION's average net sales to such reseller or distributor for the most recent fiscal quarter.

         5.21 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of ION.


         5.22     Survival of Representations and Warranties and Indemnity

                  (a) Each of the representations and warranties set forth in Articles 5 and 6 herein shall survive the Merger until September 30, 2002 and shall thereafter expire and be terminated, except that the representations and warranties set forth in Section 5.2 shall survive indefinitely and the representations and warranties set forth in Sections 5.9, 5.14 and 5.15 shall survive until the later of the expiration of the applicable statutes of limitations (without any waiver of any statutes of limitations or extensions not consented to by the Shareholder Agent).

                  (b) Digi shall first set off against the unpaid Contingent Consideration any damages it has actually suffered as a result of any loss, injury, damage or deficiency resulting from any misrepresentation, breach of warranty or breach of covenant on the part of ION hereunder including all judgments, costs, fees (including reasonable attorneys' fees), and other out-of-pocket expenses incident to the foregoing to the extent such damages exceed fifty thousand dollars ($50,000). If the unpaid Contingent Consideration is insufficient, then Digi shall have the right to exercise its rights under the Indemnification Agreement by and between Digi and Stephen E. Popovich.


                                   ARTICLE VI


              REPRESENTATIONS AND WARRANTIES OF DIGI AND MERGER SUB


        Digi and Merger Sub hereby represent and warrant to the holders of the Fully Diluted Shares that:

        6.1 Organization and Qualification. Each of Digi and each subsidiary of Digi (each a "Digi Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Digi and the Digi Subsidiaries has the requisite power and authority and all necessary permits, licenses and approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority, permits, licenses and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Digi. Each of Digi and the Digi Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on Digi.

         6.2 Authority Relative to this Agreement. Each of Digi and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation by Digi and Merger Sub of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action of Digi and Merger Sub, and no other corporate proceedings on the part of Digi or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Digi and Merger Sub. Assuming the due authorization by ION, and the due execution and delivery by ION, this Agreement constitutes a legal, valid and binding obligation of each of Digi and Merger Sub, enforceable in accordance with its terms.


          6.3 No Conflict; Required Filings and Consents.

                (a) The execution and delivery of this Agreement by Digi and Merger Sub does not, and the performance of this Agreement by Digi and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Digi or Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Digi or any Digi Subsidiary or by which any property or asset of Digi or any Digi Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Digi or any Digi Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of Digi or any Digi Subsidiary, except, in the case of (ii) and (iii), for such conflicts, violations, breaches, defaults, rights, liens and encumbrances which would not prevent or delay consummation of the Merger, or otherwise prevent Digi or Merger Sub from performing its obligations under this Agreement, and which would not, individually or in the aggregate, have a Material Adverse Effect on Digi.

                (b) The execution and delivery of this Agreement by Digi and Merger Sub does not, and the performance of this Agreement by Digi and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for filing and applicable requirements under federal securities laws and state securities or "blue sky" laws and the TBCA and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Digi or Merger Sub from performing its obligations under this Agreement, and would not, individually or in the aggregate, have a Material Adverse Effect on Digi.

          6.4 Ownership of Merger Sub; No Prior Activities; Assets of Merger
Sub.

                (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby.

                (b) As of the date hereof and the Effective Time, the capital stock of Merger Sub is and will be owned 100% by Digi directly. Further, there are not as of the date hereof and there will not be at the Effective Time any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character which Merger Sub is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Merger Sub.

                (c) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby, Merger Sub has not and will not have incurred, directly or indirectly through any subsidiary or affiliate, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity.

                (d) Digi will take all action necessary to ensure that Merger Sub at no time prior to the Effective Time owns any asset other than an amount of cash necessary to incorporate Merger Sub and to pay the expenses of the Merger attributable to Merger Sub in connection with the Merger.

          6.5 Financial Resources. Digi presently has sufficient cash and cash equivalents and lines of credit to pay the Cash Consideration and the Contingent Consideration.

          6.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction's contemplated by this Agreement based upon arrangements made by or on behalf of Digi or any Digi Subsidiary.

                                  ARTICLE VII


                                CERTAIN COVENANTS


          7.1 Confidentiality. Each of the parties hereto agrees that it shall remain bound by the terms of the Bilateral Non-Disclosure Agreement dated May 8, 2000 relating to "Proprietary Information" (as defined therein) through the Effective Time, at which time such agreement shall expire.

          7.2 Shareholders Meeting. ION shall have taken, in accordance with applicable law and its articles of incorporation and by-laws, all action necessary to convene a meeting of holders of ION Shares.

          7.3 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable efforts to satisfy as promptly as practicable all conditions to Closing set forth in this Agreement that are within such party's control.

          7.4 Certificates. Each ION Stakeholder releases ION from any and all claims as a shareholder that the ION Stakeholder may have against ION and/or its officers and directors, except for any claims arising out of or related to ION's duties or obligations set forth in this Agreement.


                                  ARTICLE VIII


                              CONDITIONS TO CLOSING

          8.1 Conditions to Obligation of Digi and Merger Sub to Close. The obligation of Digi and Merger Sub to effect the closing of the transactions contemplated by this Agreement is subject to the satisfaction prior to or at the Closing of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of ION under this Agreement shall be true and correct as of the Effective Time with the same effect as though made on and as of the Effective Time other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 8.1(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects).

                  (b) Observance and Performance. ION shall have performed and complied with all covenants and agreements required by this Agreement to be performed and complied with by it prior to or as of the Effective Time.

                 (c) No Adverse Change. Except as otherwise disclosed or contemplated in this Agreement (including the ION Disclosure Schedules), there shall have occurred no Material Adverse Change with regard to ION since June 30, 2000.

                 (d) Consents of Third Parties. Digi shall have received duly executed copies of all consents and approvals of third parties to the transactions contemplated hereby referred to in ION Disclosure Schedule
         5.4 and the consents required from the spouses of those holders of ION Shares residing in California.

                 (e) Legal Opinion. Digi shall have received an opinion, dated the Closing Date, from Bryan Cave LLP, counsel to ION, relying upon the opinion of Graves, Dougherty, Hearon & Moody as to Texas law, substantially in the form attached hereto as Exhibit B.

                 (f) Employment Agreements. Each of Stephen E. Popovich, David Iacovelli, Andrew Frank, Robert Earle, Tim Johnson and Steven Klein, shall have entered into an employment agreement with Digi or Surviving Corporation in a form mutually acceptable to the respective parties.

                 (g) Indemnification Agreement. Digi and Stephen E. Popovich shall have entered into an Indemnification Agreement in the form attached as Exhibit C.

                 (h) Cancellation Agreements ION and each holder of an Option or Warrant shall have executed a cancellation agreement in the form attached as Exhibit D.

                 (i) No Legal Actions. No court or governmental authority of competent jurisdiction shall have issued an order, not subsequently vacated, restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and no person shall have instituted an action or proceeding which shall not have been previously dismissed seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement or seeking damages with respect thereto.

                 (j) Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be reasonably satisfactory in form and substance to Digi and its counsel.

                 (k) Closing Documents. Digi shall have received such further instruments and documents as may be reasonably required for ION to consummate the transactions contemplated hereby.

         8.2 Conditions to Obligation of ION to Close. The obligation of ION to effect closing of the transactions contemplated by this Agreement is subject to the satisfaction prior to or at the Closing of the following conditions:

                 (a) Representations and Warranties. The representations and warranties of Digi and Merger Sub under this Agreement shall be true and correct as of the Effective Time with the same effect as though made on and as of the Effective Time other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 8.2(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects).

                 (b) Observance and Performance. Digi and Merger Sub shall have performed and complied with all covenants and agreements required by this Agreement to be performed and complied with by them prior to or as of the Effective Time.

                 (c) No Adverse Change. Except as otherwise disclosed or contemplated in this Agreement (including the Digi Disclosure Schedule) there shall have occurred no Material Adverse Change with regard to Digi since March 31, 2000.

                 (d) Employment Agreements. Digi or Surviving Corporation shall have entered into an employment agreement with each of Stephen E. Popovich, David Iacovelli, Robert Earle, Tim Johnson, Andrew Frank and Steven Klein in a form mutually acceptable to the respective parties

                 (e) Legal Opinion. ION shall have received an opinion, dated the Effective Time, from Faegre & Benson LLP, counsel to Digi and Merger Sub, substantially in the form attached hereto as Exhibit E.

                 (f) Cancellation Agreements ION and each holder of an Option or Warrant shall have executed a cancellation agreement in the form attached as Exhibit D.

                 (g) No Legal Actions. No court or governmental authority of competent jurisdiction shall have issued an order, not subsequently vacated, restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and no person shall have instituted an action or proceeding which shall not have been previously dismissed seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement or seeking damages with respect thereto.

                 (h) Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be reasonably satisfactory in form and substance to ION and its counsel.

                 (i) Closing Documents. ION shall have received such further instruments and documents as may be reasonably required for Digi to consummate the transactions contemplated hereby.

                                   ARTICLE IX


                                  MISCELLANEOUS

         9.1 Expenses. Whether or not the Merger is consummated, all costs and expenses (including without limitation the fees and expenses of investment bankers, attorneys and accountants) incurred in connection with this Agreement and the transactions contemplated hereby shall be born by the party incurring such costs and expenses.

         9.2 Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, by registered or certified mail (postage prepaid, return receipt requested) or by overnight delivery by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.3):

                  (a)      If to Digi or Merger Sub to:
                           Digi International Inc.
                           11001 Bren Road East
                           Minnetonka, MN 55343
                           Attention:  Joseph T. Dunsmore
                           Telecopy:  (612) 912-4949

                           with copy to:

                           Digi International Inc.
                           11001 Bren Road East
                           Minnetonka, MN 55343
                           Attention:  Subramanian Krishnan,
                                         Chief Financial Officer
                           Telecopy:  (612) 912-4998
                           and to:

                           Faegre & Benson LLP
                           2200 Norwest Center
                           90 South Seventh Street
                           Minneapolis, MN 55402
                           Attention:  James E. Nicholson
                           Telecopy:  (612) 336-3026

                  (b)      If to ION to:

                           Inside Out Networks, Inc.
                           248 Addie Roy
                           Suite B-103
                           Austin, TX 78746
                           Attention: Stephen E. Popovich
                           Telecopy: (512) 306-0694

                           with a copy to:

                           Bryan Cave LLP
                           120 Broadway, Suite 300
                           Santa Monica, California 90401
                           Attention: M. Sean McMillan
                           Telecopy:  (310) 576-2200

All notices and other communications shall be conclusively deemed to be received and shall be effective upon the earlier of, (a) if sent by hand delivery, upon receipt, (b) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed, (c) if sent for overnight delivery by a nationally recognized courier service (such as Federal Express), on the first business day after the day on which notice is sent, or (d) if sent by telecopy, on the first business day following the successful transmission of such notice or communication to the telecopier of the intended recipient (the number of which has been set forth herein).

         9.4 Amendments. This Agreement may be amended by all the parties hereto by action taken by their respective Boards of Directors without any further approval of the stockholders of ION, except as otherwise required by law. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

         9.5 Waiver. At any time prior to the Effective Time, Digi or ION may
(i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the obligations of the other party or any of the conditions to its own obligations contained herein to the extent permitted by law. Any agreement on the part of Digi and ION to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby.

         9.6      Certain Definitions.  For purpose of this Agreement, the term:

                 (a) "Affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

                 (b) "Agent's Notice" has the meaning set forth in Section
         4.5(c);

                 (c) "Beneficial Owner" has the meaning set forth in Section 4.4(i)(i);

                 (d) "Benefit Arrangement" means, with respect to any person, each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, and (ii) covers any employee, former employee (or beneficiary of any employee or former employee) of such person or any subsidiary of such person;

                 (e) "Business" means the business of the development, manufacture and distribution of products which interconnect by way of a USB port, including products developed by Digi that plug into or interconnect using a variety of other interfaces (i.e. serial, 802.11b, Bluetooth, Ethernet) and provide host/bridge functionality for serial, USB and aforementioned wireless interfaces

                 (f) "Cash Fund" has the meaning set forth in Section 4.3(a);

                 (g) "Certificate of Merger" has the meaning set forth in
         Section 1.2;

                 (h) "Change in Control" has the meaning set forth in Section 4.4(i)(i);

                 (i) "Closing" has the meaning set forth in Section 1.3;

                 (j) "Code" means the United States Internal Revenue Code of 1986, as amended;

                 (k) "Contingent Consideration" has the meaning set forth in
         Section 4.1(a)(iii);

                 (l) "Contingent Consideration Matrix" has the meaning set forth in Section 4.4(a);

                 (m) "Contingent Consideration Value" has the meaning set forth in Section 4.4(i)(ii);

                 (n) "Contingent Payment Percentage" has the meaning set forth in Section 4.4 (a);

                 (o) "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

                 (p) "Cumulative Operating Income" has the meaning set forth in
         Section 4.4(g);

                 (q) "Cumulative Operating Income Amount" has the meaning set forth in Section 4.4(b);

                 (r) "Cumulative Revenue" has the meaning set forth in Section 4.4(d);

                 (s) "Cumulative Revenue Amount" has the meaning set forth in
         Section 4.4(b);

                 (t) "Default" has the meaning set forth in Section 4.5(f);

                 (u) "Digi Disclosure Schedule" means the disclosure schedule of Digi attached hereto, dated as of the date hereof, and forming a part of this Agreement;

                 (v) "Digi Subsidiary" has the meaning set forth in Section 6.1;

                 (w) "Disbursing Agent" has the meaning set forth in Section 4.3(a);

                 (x) "Dissenting Shares" has the meaning set forth in Section
         4.6;

                 (y) "Earn-Out Period" means the period commencing October 1, 2000 and continuing through the earlier of September 30, 2003 or the date the entire Contingent Consideration has been earned and paid to the Payment Recipients.

                 (z) "Effective Time" has the meaning set forth in Section 1.2;

                 (bb) "Employee Plan" means, with respect to any person, each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or contributed to by such person, any subsidiary of such person or any of their ERISA Affiliates;

                 (cc) "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended;

                 (dd) "ERISA Affiliates" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code;

                 (ee) "Environmental Laws" has the meaning set forth in Section 5.15.(a);

                 (ff) "Environmental Liabilities" has the meaning set forth in
         Section 5.15 (c);

                 (gg) "Exchange Act" has the meaning set forth in Section 4.4(i)(i);

                 (hh) "Final Report" has the meaning set forth in Section
         4.7(a);

                 (ii) "Fully Diluted Shares" has the meaning set forth in
         Section 4.1(a)(i);

                 (jj) "GAAP" means generally accepted accounting principles;

                 (kk) "Good Cause" means acts of an individual which constitute moral turpitude, legally actionable improprieties (e.g., sexual harassment, racial discrimination, etc.), or the refusal to perform the responsibilities set forth in an employment agreement with Digi or Surviving Corporation.

                 (ll) "Intellectual Property" has the meaning set forth in
         Section 5.13;

                 (mm) "ION Disclosure Schedules" or "ION Disclosure Schedule" means the disclosure schedules, or any one of such disclosure schedules, of ION, attached hereto, dated as of the date hereof, and forming a part of this Agreement;

                 (nn) "ION Financial Statements" has the meaning set forth in
         Section 5.6;

                 (oo) "ION Interim Financial Statements" has the meaning set forth in Section 5.6;

                 (pp) "ION Material Contracts" has the meaning set forth in
         Section 5.17(a);

                 (qq) "ION Shares" has the meaning set forth in Section 4.1(a);

                 (rr) "ION Stakeholders" has the meaning set forth in the introductory paragraph of this Agreement;

                 (ss) "Key Employee" means any of David Iacovelli, Andrew Frank, Steven Klein, Robert Earle, or Tim Johnson;

                 (tt) "Knowledge" means the actual knowledge of the executive officers of the respective party and its subsidiaries (if any);

                 (vv)  "Liens" has the meaning set forth in Section 5.11(b);

                 (ww) "Material Adverse Change" and "Material Adverse Effect" mean, with respect to any person, any change or effect that is or is reasonably likely to be materially adverse to the business, operation, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) or prospects of such person and its subsidiaries (if any) taken as a whole;

                 (xx) "Merger Agreement" has the meaning set forth in the introductory paragraph of this Agreement;

                 (yy) "Monthly Statements" has the meaning set forth in Section 4.5(a);

                 (zz) "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA;

                 (aaa) "Neutral CPAs" has the meaning set forth in Section
         4.7(a);

                 (bbb) "Non-Saleable Product" means at September 30th of each year during the Earn-Out Period any product type with a unique SKU number that has not been sold within the preceding six (6) months;

                 (ccc) "Operating Income" has the meaning set forth in Section 4.4(f);

                 (ddd) "Operating Income Payout Amount" is a portion of the Contingent Consideration as set forth in the Contingent Consideration Matrix;

                 (eee) "Option" has the meaning set forth in Section 4.1(c);

                 (fff) "Payment Date" has the meaning set forth in Section
         4.4(b);

                 (ggg) "Payment Recipients" has the meaning set forth in Section 4.3(a);

                 (hhh) "Permits" has the meaning set forth in Section 5.5(b);

                 (iii) "Person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d) of the Securities Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government;

                 (jjj) "Preliminary Report" has the meaning set forth in Section 4.7(a);

                 (lll) "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and "Return" means any one of the foregoing;

                 (mmm)"Revenue" has the meaning set forth in Section 4.4(d);

                 (nnn) "Revenue Payout Amount" is a portion of the Contingent Consideration as set forth in the Contingent Consideration Matrix;

                 (ooo) "Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

                 (ppp) "Securityholder Agent" has the meaning set forth in
         Section 4.5(h);

                 (qqq) "Series A Preferred" has the meaning set forth in Section 5.2(a);

                 (sss) "Subsidiary" or "subsidiaries" of any person means an Affiliate controlled by such person, directly or indirectly, through one or more intermediaries;

                 (ttt) "Surviving Corporation" has the meaning set forth in
         Section 1.1;

                 (uuu) "Taxes" means all United States federal, state, local, foreign and other net income, gross income, gross receipts, sales, use ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs duties, value added, business enterprise, capital or other taxes, fees, assessments or other charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto;

                 (vvv) "TBCA" has the meaning set forth in Section 1.1;

                 (www) "Warrant" has the meaning set forth in Section 4.1(c);

                 (yyy) "Voting Securities" has the meaning set forth in Section 4.4(i)(i)

         9.7 Publicity. No party other than Digi shall make any public announcement or issue any press release concerning the transactions contemplated by this Agreement, and any public announcement or press release by Digi shall require the prior approval of ION both as to the making of such announcement or release and as to the form and content thereof, except to the extent that Digi is advised by counsel, in good faith, that such announcement or release is required as a matter of law or under the rules of The Nasdaq Stock Market and full opportunity for prior consultation is afforded to ION to the extent practicable.

         9.8 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.9 Nonassignability. This Agreement shall not be assigned by operation of law or otherwise.

         9.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature under or by reason of this Agreement (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons); provided, however, that subject to and upon consummation of the Merger, the provisions of this Agreement shall be for the benefit of, and may be enforced by, the ION stakeholders and their heirs, representatives, successors and permitted assigns.

         9.11 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each of the parties hereto.

         9.12 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota without regard to its conflicts of law rules.

         9.13 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         9.14 Remedies. Nothing contained herein is intended to or shall be construed so as to limit the remedies which either party may have against the other in the event of a breach of any representation, warranty, covenant or agreement made under or pursuant to this Agreement, it being intended that any remedies shall be cumulative and not exclusive.

         9.15 Entire Agreement. Before signing this Agreement, the parties had numerous conversations, including preliminary discussions, formal negotiations and informal conversations, and generated correspondence and other writings, in which the parties discussed the transaction which is the subject of this Agreement and their aspirations for its success. In such conversations and writings, individuals representing the parties may have expressed their judgments and beliefs concerning the intentions, capabilities, and practices of the parties, and may have forecasted future events. The parties recognize that such conversations and writings often involve an effort by both sides to be positive and optimistic about the prospects for the transaction. It is also recognized, however, that all business transactions contain an element of risk, and that it is normal business practice to limit the legal obligations of contracting parties to only those promises and representations which are essential to their transaction so as to provide certainty as to their respective future rights and remedies. Accordingly, this Agreement is intended to define the full extent of the legally enforceable undertakings of the parties hereto, and no related promise or representation, written or oral, which is not set forth explicitly in this Agreement is intended by either party to be legally binding. The parties acknowledge that in deciding to enter into this transaction they have relied on no representations, written or oral, other than those explicitly set forth in this Agreement. Without limiting the generality of the foregoing, neither Digi nor its affiliates shall have any duty to the Payment Recipients to act or fail to act in a manner which maximizes or otherwise positively affects the Contingent Consideration other than to perform its duties and obligations as set forth herein. It is hereby acknowledged that Digi, as the sole shareholder of the Surviving Corporation with the power to elect all of the directors who will elect the officers of Surviving Corporation, will have the indirect power to control the activities of Surviving Corporation subject only to the duties and limitations imposed hereunder and the fiduciary duties of the officers and directors of Digi to its shareholders.

         9.16 Force Majeure. No party shall be liable for any failure or delay in performing its obligations hereunder due to any external cause beyond its reasonable control, including without limitation, fire, accident, acts of the public enemy, war, rebellion, labor dispute or unrest, insurrection, sabotage, transportation delays, shortage of raw materials, energy or machinery, acts of God, government or the judiciary, or other matters beyond the reasonable control of a party.

         9.17 Arbitration. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Minneapolis, Minnesota in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgement may be entered on the arbitrator's award in any court having jurisdiction. Except as otherwise specifically provided in this Agreement, the direct expense of any arbitration proceeding shall be borne equally by the Payment Recipients on the one hand, and Digi and the Surviving Corporation, on the other hand.

         9.18 Schedules/Exhibits. All schedules and exhibits, attached hereto and referred to herein, are an integral part of this Agreement and are incorporated herein by reference hereby.

         9.19 Interpretations and Definitions. In this Agreement whenever the context so requires, the gender includes the neuter, feminine and masculine and the number includes the singular and the plural and the words "person" and "party" include individuals, corporations, partnerships, firms, trusts, associations, other legal entities and any group of persons acting in concert. Any references to parties, Sections, Subsections, Exhibits or Schedules shall be to the parties hereto and the relevant parties, Sections, Subsections, Exhibits or Schedules of this Agreement as appropriate which are deemed incorporated herein by this reference. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular articles, section or other subdivision. The words "includes" and "including" shall mean by way of example and not by way of limitation. References in this Agreement to "provisions" of this Agreement refer to the terms, conditions and promises contained in this Agreement taken as a whole. All references to days, months, quarters or years are references to days, calendar months, calendar quarters or calendar years.


                [Remainder of page is deliberately left blank.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Digi, Merger Sub and ION on the date first above written.


DIGI INTERNATIONAL INC.                       INSIDE OUT NETWORKS, INC.

By:  /s/ Joseph T. Dunsmore                   By: /s/ Stephen E. Popovich
    -------------------------------------         ------------------------------
    Joseph T. Dunsmore                            Stephen E. Popovich
    President and Chief Executive Officer         President and Chief Executive
                                                  Officer


ION ACQUISITION INC.


By:   /s/ Joseph T. Dunsmore
     ------------------------------------
     Joseph T. Dunsmore
     President

         /s/ Stephen E. Popovich
------------------------------------
         Stephen E. Popovich


         /s/ Andrew Frank
------------------------------------
         Andrew Frank


         /s/ Steven Klein
------------------------------------
         Steven Klein


         /s/ Steven A. Klein
------------------------------------
         Steven A. Klein


         /s/ Robert E. Lee
------------------------------------
         Robert E. Lee


         /s/ Linda Lee
------------------------------------
         Linda Lee


         /s/ Constance A. Iacovelli
------------------------------------
         Constance A. Iacovelli


         /s/ David Iacovelli
------------------------------------
         David Iacovelli

         /s/ John A. Usher
------------------------------------
         John A. Usher



THE FRANKEL FAMILY REVOCABLE TRUST


By:  /s/ Stephen W. Frankel
------------------------------------
         Stephen W. Frankel, Trustee


By:  /s/ Lynn Frankel
------------------------------------
         Lynn Frankel, Trustee




         /s/ Stephen W. Frankel
------------------------------------
         Stephen W. Frankel




WATSON FAMILY TRUST


By:  /s/ Gordon M. Watson
------------------------------------
         Gordon M. Watson, Trustee


By:  /s/ Delores L. Watson
------------------------------------
         Delores L. Watson, Trustee



         /s/ John McLellan
------------------------------------
         John McLellan

N LYNX SYSTEMS, INC.


By:               /s/ Alan C. Humphrey
   --------------------------------------------------

Print Name:       Alan C. Humphrey
           ------------------------------------------

Title:            President
      -----------------------------------------------





         /s/ David A. Steinberg
--------------------------------------------
         David A. Steinberg





         /s/ Terry Fagin
--------------------------------------------
         Terry Fagin




         /s/ Seine Thompson
--------------------------------------------
         Seine Thompson




         /s/ Robert Earle
--------------------------------------------
         Robert Earle




         /s/ Nathan Fritsche
--------------------------------------------
         Nathan Fritsche

         /s/ Lee Lieberman
--------------------------------------------
         Lee Lieberman




         /s/ Philip G. Miller
--------------------------------------------
         Philip G. Miller



SILVERTON FAMILY TRUST


By:               /s/ LE Silverton
   --------------------------------------------------

Print Name:  LE Silverton
           ------------------------------------------

Print Title:      Trustee
           ------------------------------------------




OXCAL VENTURE FUND LP


By:               /s/ Stevan Birnbaum
   --------------------------------------------------

             Oxcal Venture Fund LP
Print Name:  By Oxcal Venture Corp.
           ------------------------------------------

                  Its GP By Its Pres.
Print Title:      Stevan Birnbaum
           ------------------------------------------





         /s/ Russ Davenport
-----------------------------------------
         Russ Davenport

         /s/ Harvey Ring
--------------------------------------------
         Harvey Ring




         /s/ Tim Johnson
--------------------------------------------
         Tim Johnson





         /s/ Carlos A. Gonzalez
--------------------------------------------
         Carlos A. Gonzalez




         /s/ Kathleen L. Collins
--------------------------------------------
         Kathleen L. Collins




         /s/ Michael J. Swift
--------------------------------------------
         Michael J. Swift